UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):                   June 8, 2004



                                  Fred's, Inc.
             (Exact name of registrant as specified in its charter)


        Tennessee                  00-19288                     62-0634010
(State or other jurisdiction     (Commission                  (IRS Employer
     of incorporation)            File Number)              Identification No.)



4300 New Getwell Road, Memphis, TN                                 38118
(Address of Principal Executive Offices)                         (Zip Code)



       Registrant's Telephone Number, including area code: (901) 365-8880

Item 5.   Other Events.

On June 8, 2004, Fred's Inc. (the "Company") determined that is was in the best interest of the Company and its shareholders to revise the form of the Company's 2004 Employee Stock Purchase Plan (the "Plan") to be presented to its shareholders to reduce the aggregate number of shares of Common Stock, no par value, to be made available under the Plan. The Plan had previously provided that the shares of Common Stock that could be sold pursuant to Purchase Rights granted under the Plan would not exceed in the aggregate one million (1,000,000) shares of Common Stock, plus an annual increase to be added on the first day of each calendar year, commencing on January 1, 2005 and ending on (and including) January 1, 2014, equal to the least of (i) two percent (2%) of the shares of Common Stock outstanding on each January 1 (rounded down to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase shares of Common Stock);
(ii) five hundred thousand (500,000) shares of Common Stock; or (iii) such number of shares of Common Stock as determined by the Board, which number shall be less than each of (i) and (ii). As revised, the Plan will provide that the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of Common Stock, plus an annual increase to be added on the first day of each calendar year, commencing on January 1, 2005 and ending on (and including) January 1, 2009, equal to the least of (i) one percent (1%) of the shares of Common Stock outstanding on each January 1 (rounded down to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase shares of Common Stock);
(ii) five hundred thousand (500,000) shares of Common Stock; or (iii) such number of shares of Common Stock as determined by the Board, which number shall be less than each of (i) and (ii). In addition, the revised Plan will provide that in no event shall the cumulative number of shares of Common Stock that may be sold pursuant to the Purchase Rights granted under the Plan exceed three million five hundred thousand (3,500,000) shares of Common Stock. The Company believes that this change is in the best interest of the shareholders as the Plan, as revised, will be less dilutive. The revised Plan, which will be voted upon by the shareholders of the Company at the Annual Meeting being held on June 16, 2004, was attached as Appendix D to the Company's Proxy Statement dated May 21, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
   No.         Description
-------        -----------

   4 Form of Revised Section 4 of the Fred's Inc. 2004 Employee Stock Purchase Plan

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               FRED'S INC.

                                               By: /s/ Jerry A. Shore
                                                  ---------------------------
                                               Its: Executive Vice President and
                                               Chief Financial Officer

Date: June 8, 2004



                                INDEX TO EXHIBITS

Exhibit
   No.         Description
-------        -----------

   4 Form of Revised Section 4 of the Fred's Inc. 2004 Employee Stock Purchase Plan

                  FORM OF REVISED SECTION 4 OF THE FRED'S, INC.
                        2004 EMPLOYEE STOCK PURCHASE PLAN


     Section 4 of the Fred's Inc. 2004 Employee Stock Purchase Plan (the "Plan") has been revised to read as follows in the form of Plan to be voted upon by the shareholders on June 16, 2004:

         4.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of Common Stock, plus an annual increase to be added on the first day of each calendar year, commencing on January 1, 2005 and ending on (and including) January 1, 2009, equal to the least of (i) one percent (1%) of the shares of Common Stock outstanding on each January 1 (rounded down to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase shares of Common Stock); (ii) five hundred thousand (500,000) shares of Common Stock; or (iii) such number of shares of Common Stock as determined by the Board, which number shall be less than each of (i) and (ii). If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such Purchase Right shall again become available for issuance under the Plan. In no event shall the cumulative number of shares of Common Stock that may be sold pursuant to the Purchase Rights granted under the Plan exceed three million five hundred thousand (3,500,000) shares of Common Stock.

                  (b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.